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                                                                   EXHIBIT 10.90

                                  INVISA, INC.
                               2003 INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

OPTION AGREEMENT NUMBER:             2003-1

DATE OF GRANT/AWARD:                 November 6, 2003

NAME OF OPTIONEE:                    Herb M. Lustig

OPTIONEE'S SOCIAL SECURITY NUMBER:   ###-##-####

INITIAL VESTING DATE:                June 30, 2004

INITIAL EXERCISE DATE:               June 30, 2004

EXPIRATION DATE:                     November 6,  2013(the "Option Termination Date")


      1. Dated as of the above-stated Date of Grant/Award (the "Grant Date") a Stock Option (the "Option") is hereby granted to the above-named Optionee pursuant to the Invisa, Inc. 2003 Incentive Plan, as amended (the "Plan"). The Award of this Option conveys to the Optionee the right to purchase from Invisa, Inc. (the "Company") up to One Million Four Hundred Thousand (1,400,000) shares of Stock (the "Option Shares") under the Plan at an exercise price of $ 3.41 per share. To the fullest extent possible, the Option shall be treated as an Incentive Stock Option, as such term is defined under Section 422 of the Internal Revenue Code. To the extent the Option is not eligible to be treated as an Incentive Stock Option in full, the part that is not eligible for Incentive Stock Option treatment shall be treated as a Nonqualified Stock Option.

      2. Except as specifically provided herein, the rights of the Optionee, or of any other person entitled to exercise the Option, are governed by the terms and provisions of the Plan. The Option is granted pursuant to the terms of the Plan, which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. Notwithstanding the foregoing or anything to the contrary in the Plan (including, but not limited to, Section 6.7 (b)), the Option shall not be terminated prior to, and shall continue to be exercisable until, the Option Termination Date even after Optionee's termination of Service for any reason.


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      3. To the extent not previously  exercise,  the Option and all rights with respect thereto, shall terminate and become null and void on the Option Termination Date.

      4. The Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a number of shares of Stock, the Option may be exercised, in whole or in part, at any time or from time to time prior to the Option Termination Date. The following table indicates each date (the "Vesting Date") upon which the Optionee shall be entitled to exercise the Option with respect to the number of shares of Stock indicated beside the date.

      NUMBER OF SHARES OF STOCK                          VESTING DATE
      -------------------------                          ------------
               233,340                                  June 30, 2004
               116,666                                September 30, 2004
               116,666                                December 31, 2004
               116,666                                  March 31, 2005
               116,666                                  June 30, 2005
               116,666                                September 30, 2005
               116,666                                December 31, 2005
               116,666                                  March 31, 2006
               116,666                                  June 30, 2006
               116,666                                September 30, 2006
               116,666                                December 31, 2006

      Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the respective Vesting Date. Any unvested portion of the Option will terminate upon a termination of Optionee's Services unless, in the event of a termination of Services without cause, such unvested portion becomes vested pursuant to the Optionee's Employment Agreement with the Company. The vested portion of the Option will not terminate as the result of a termination of Optionee's Services.

      5. The Option shall be deemed to be fully vested, without regard to the above table, upon (a) a sale, merger or other transaction by one or more shareholders of the Company of more than 50% of the Company's Common Stock to a person or entity which is not directly or indirectly related to or affiliated with the sellers of such Common Stock, (b) a sale or exchange of substantially all the assets of the Company, or (c) a change of control of the Company.

      6. The Option may be exercised by the Optionee's heirs, successors, or legal representatives.

      7. The Option may be exercised with respect to all or any part of the number of Vested Shares by the giving of written notice ("Notice") of the intent


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to  exercise  to the  Company  at  least  five  days  prior to the date on which exercise is to occur. The Notice shall specify the exercise date and the number of Option Shares as to which the Option is to be exercised. Full payment of the Option exercise price by any of the means of consideration provided for under the Plan shall be made on or before the exercise date specified in the Notice. Such full payment having occurred on or before the exercise date specified in the Notice, as soon thereafter as is practicable, the Company shall cause to be delivered to the Optionee a certificate of certificates for the Option Shares then being purchased. If the Optionee fails to pay for any or the Option Shares specified in the Notice, or fails to accept delivery of Option Shares, the Optionee's right to purchase such Option Shares may be terminated by the Company.

      The option exercise price and tax withholding may be paid in cash or in shares of the Company's Common Stock owned by Optionee for at least 6 months, at its Fair Market Value (as defined below) on the date preceding the exercise date.

      "FAIR MARKET VALUE" means, as of a specific date, with respect to a share of Stock of the Company, the closing price on such date (or, if there is no closing price, then the closing bid price) of the Company's Stock reported on the Composite Tape, or if not reported thereon, then such price as reported in the trading reports of the principal securities exchange in the United States on which the Stock is listed, or if the Stock is not listed on a securities exchange in the United States, the mean between the dealer closing "bid" and "ask" prices on the over-the-counter market as reported by the National Association of Security Dealers Automated Quotation System (NASDAQ), or NASDAQ's successor, or if not reported on NASDAQ, the fair market value of such stock as determined by the Board of Directors in good faith and based on all relevant factors.

      8. There are no restrictions or rights of first refusal or repurchase rights with respect to any share acquired as a result of the exercise of the Option, except as required by any applicable federal or state securities laws. The Company agrees to use its best effort to have any shares of Stock acquired by the exercise of the Option registered with the Securities and Exchange Commission pursuant to a Form S-8 or other registration statement, which registration statement will be filed by the Company to the extent practicable within ten (10) months after the effective date of the Optionee's employment agreement with the Company.

      9. The Optionee acknowledges having received and read a copy of the Plan and this Agreement and agrees to comply with all laws, rules, and regulations applicable to the Award and to the sale or other disposition of the Stock of the Company received.

      10. Any notice to the Company provided for in this Agreement shall be addressed to it in care of its Secretary at its executive offices located at 4400 Independence Court, Sarasota, Florida 34234, and any notice to the Optionee shall be addressed to the Optonee at the address currently shown on the payroll records of the Company. Any notice shall be deemed duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

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      11. The  termination of the Plan will not affect the Option.  The terms of the Option shall not be amended or modified without the consent of the Optionee.

      12. In the event of an inconsistency between the terms of this Stock Option Agreement and the Plan, the Stock Option Agreement shall govern.

      IN WITNESS WHEREOF, Invisa, Inc. has caused its duly authorized offices to execute this Stock Option Agreement, and the Optionee has placed his or her signature hereon, effective as of the Grant Date.

INVISA, INC.

By: /s/ Edmund C. King
Edmund C. King
Chief Financial Officer



ACCEPTED AND AGREED TO:



----------------------------
HERB M. LUSTIG



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